UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 15, 2011

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure

On January 24, 2011, Park National Corporation (“Park”) filed a Current Report on Form 8-K (the “January 24, 2011 Form 8-K”) announcing financial results for the three months and year ended December 31, 2010 and furnishing other financial disclosures for purposes of Regulation FD. Please refer to “Item 7.01 – Regulation FD Disclosure” of the January 24, 2011 Form 8-K for the additional financial disclosures furnished.

During February 2011, Park sold approximately $105 million of 15 year U.S. Government Agency mortgage-backed securities and recognized a pre-tax gain of approximately $6.6 million.  These securities had a weighted average book yield to Park of 5.02% and a remaining maturity of 2.3 years.  These securities were sold at an average price of 106.2% of the principal balance, with an estimated yield to the buyer of 2.10%.  In the January 24, 2011 Form 8-K, management stated that they did not then currently expect any gains or losses from the sale of investment securities during 2011, although there was a net unrealized gain of $23.3 million in available for sale securities as of December 31, 2010. The combination of the opportunity for an efficient sale of securities, combined with favorable pricing of 106.2%, led to management’s decision to sell these securities.  The proceeds from the sale of these securities are being reinvested at a yield of approximately 3.60% in 15 year U.S. Government Agency mortgage-backed securities with an average life of around 5 years.

The following is a discussion of the actual financial results for January 2011 and a reiteration of the projections for the fiscal year ending December 31, 2011, made by management in the January 24, 2011 Form 8-K.

Net Interest Income:

For the first month of 2011, net interest income was $23.7 million compared to $23.1 million for the same period in 2010.  In the January 24, 2011 Form 8-K, management projected that net interest income for the year ending December 31, 2011 would be between $268 million and $278 million.  This projection remains unchanged as of the date of this Current Report on Form 8-K.

Net Loan Charge-Offs and Provision for Loan Losses:

For the first month of 2011, net loan charge-offs for Park were approximately $1.0 million compared to $1.1 million of net loan charge-offs for the same period in 2010.  In the January 24, 2011 Form 8-K, management projected that the provision for loan losses for the year ending December 31, 2011 would be approximately $47 million to $57 million.  This projection remains unchanged as of the date of this Current Report on Form 8-K.

Other Income:

For the first month of 2011, total other income was $5.9 million compared to $6.0 million for the same period in 2010.  In the January 24, 2011 Form 8-K, management projected that total other income for the year ending December 31, 2011 would be within a range of $63 million to $67 million, excluding any gains on the sale of securities.  This projection remains unchanged as of the date of this Current Report on Form 8-K.

Gain on Sale of Securities:

As stated above in this Current Report on Form 8-K, Park recognized a gain on the sale of investment securities of $6.6 million during February 2011.   In the January 24, 2011 Form 8-K, management projected that there would not be any securities gains during 2011.

Other Expense:

Total other expense was $15.2 million for the first month of 2011 compared to $15.9 million for the same period in 2010.  In the January 24, 2011 Form 8-K, management projected that total other expense would be approximately $183 million to $187 million for 2011.  This projection remains unchanged as of the date of this Current Report on Form 8-K.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park’s ability to execute its business plan successfully and within the expected timeframe; deterioration in the asset value of our loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying collateral could prove less valuable than assumed and cash flows may be worse than expected; changes in general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit markets, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; the effects of the Gulf of Mexico oil spill; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions may increase significantly, including product and pricing pressures and Park’s ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of fiscal and governmental policies of the United States federal government; and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in "Item 1A. Risk Factors" of Part II of Park's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010, and September 30, 2010.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORP.

Date: February 15, 2011	By:	/s/ John W. Kozak
Name: John W. Kozak
Title: Chief Financial Officer